INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Post Effective Amendment No. 2 to Registration Statement No. 33-346568 of Mercury Air Group, Inc. on Form S-3 and in Registration Statement No. 33-69414 of Mercury Air Group, Inc. on Form S-8 of our report dated September 15, 1995 appearing in the Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 1995.


DELOITTE & TOUCHE LLP
Los Angeles, California
September 25, 1995


                                                                    Exhibit 23.1